Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 6, 2022 (the “Closing Date”), GPM Investments, LLC, a Delaware limited liability company (“GPM”) and indirect wholly owned subsidiary of ARKO Corp., a Delaware corporation (the “Company” or “ARKO”), completed its acquisition of all of the issued and outstanding membership interests of Pride Convenience Holdings, LLC, a Delaware limited liability company (“Pride”), pursuant to the Purchase and Sale Agreement, entered into on October 19, 2022 (as amended, the “Purchase Agreement”), by and between GPM and Pride Parent, LLC, a Delaware limited liability company (such acquisition, together with the other related transactions contemplated by the Purchase Agreement, the “Pride Acquisition”).

The accompanying unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) have been prepared to reflect the effects of the Pride Acquisition on the consolidated financial statements of the Company as follows: (i) the unaudited pro forma condensed combined balance sheet (the “pro forma balance sheet”) is presented as if the Pride Acquisition had occurred on September 30, 2022; and (ii) the unaudited pro forma condensed combined statements of operations (the “pro forma statements of operations”) for the year ended December 31, 2021 and the nine months ended September 30, 2022 are presented as if the Pride Acquisition had occurred on January 1, 2021. The historical financial statements have been adjusted to reflect factually supportable items that are directly attributable to the Pride Acquisition and, with respect to the statements of operations only, that are expected to have a continuing impact on the combined results. The pro forma adjustments have been prepared based on assumptions that the Company believes are reasonable, but that are subject to change once additional information becomes available and the preliminary purchase price allocation for the Pride Acquisition is finalized.

The pro forma financial statements have been prepared using the acquisition method of accounting in Accounting Standards Codification 805, Business Combinations (“ASC 805”), with the Company treated as the acquirer. The acquisition method of accounting is dependent upon certain valuations that have yet to progress to a stage at which there is sufficient information for definitive measures. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing pro forma financial statements in accordance with the requirements of the Securities and Exchange Commission, and are subject to revision based on a final determination of fair value as of the date of the Pride Acquisition. Differences between these preliminary estimates and the final acquisition accounting may be material; therefore, the pro forma financial statements presented below is not necessarily indicative of what the combined company’s financial condition or results of operations would have been had the Pride Acquisition been completed on the applicable dates of these pro forma financial statements. In addition, the pro forma financial statements do not purport to project the future financial condition and results of operations of the combined company.

The pro forma financial statements should be read in conjunction with:

•
The accompanying notes to the pro forma financial statements;
•
The audited consolidated financial statements of the Company contained in its Annual Report on Form 10-K for the year ended December 31, 2021 and the accompanying notes thereto;
•
The unaudited condensed consolidated financial statements of the Company contained in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and the accompanying notes thereto;
•
Historical audited consolidated financial statements as of and for the year ended December 30, 2021 which consist of the audited consolidated financial statements of Pride Stores, LLC and Affiliates, which primarily included the operations acquired by Pride on December 31, 2021 under an asset and purchase agreement (“APA”), and the accompanying notes thereto, which are included as Exhibit 99.1 to the Company’s Current Report on Form 8-K/A with which these pro forma financial statements are filed; and
•
Historical interim unaudited consolidated financial statements as of and for the nine months ended September 30, 2022 which consist of the unaudited consolidated financial statements of Pride Convenience Holdings, LLC and Subsidiaries and the accompanying notes thereto, which are included as Exhibit 99.2 to the Company’s Current Report on Form 8-K/A with which these pro forma financial statements are filed.

The unaudited pro forma condensed combined financial statements included herein does not give effect to any potential cost reductions or other operating efficiencies that could result from the Pride Acquisition.

ARKO Corp.

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2022

(in thousands)

	ARKO Corp. Historical	Pride Historical	Pro Forma Adjustments		ARKO Corp. Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$283,375	$4,879	$(1,288)	(a)
			(30,669)	(b)
			20,000	(c)	$276,297
Restricted cash	14,194	—	—		14,194
Short-term investments	2,122	—	—		2,122
Trade receivables, net	121,736	5,037	1,191	(a)	127,964
Inventory	224,545	4,746	380	(a)	229,671
Other current assets	98,842	1,274	(319)	(a)	99,797
Total current assets	744,814	15,936	(10,705)		750,045
Non-current assets:
Property and equipment, net	591,024	74,527	130,054	(a)
			(166,886)	(h)	628,719
Right-of-use assets under operating leases	1,127,100	—	107,824	(h)	1,234,924
Right-of-use assets under financing leases, net	185,518	—	—		185,518
Goodwill	197,711	102,715	(83,130)	(a)	217,296
Intangible assets, net	192,651	52,124	(50,300)	(a)	194,475
Equity investment	2,991	—	—		2,991
Deferred tax asset	17,773	—	6,527	(a)	24,300
Other non-current assets	29,683	—	38	(a)	29,721
Total assets	$3,089,265	$245,302	$(66,578)		$3,267,989
Liabilities
Current liabilities:
Long-term debt, current portion	$11,477	$81,802	$(81,802)	(c)	$11,477
Accounts payable	211,125	10,131	942	(a)	222,198
Other current liabilities	148,199	1,796	2,525	(a)
			723	(h)	153,243
Operating leases, current portion	55,952	—	415	(h)	56,367
Financing leases, current portion	5,741	—	—		5,741
Total current liabilities	432,494	93,729	(77,197)		449,026
Non-current liabilities:
Long-term debt, net	722,097	—	20,000	(c)	742,097
Asset retirement obligation	63,759	—	675	(a)	64,434
Operating leases	1,141,450	—	107,409	(h)	1,248,859
Financing leases	227,182	—	—		227,182
Other non-current liabilities	132,276	—	63	(a)
			34,045	(h)	166,384
Total liabilities	2,719,258	93,729	84,995		2,897,982
Series A redeemable preferred stock	100,000				100,000
Shareholders' equity:
Common stock	12	—	—		12
Treasury stock, at cost	(40,042)	—	—		(40,042)
Additional paid-in capital	226,808	—	—		226,808
Accumulated other comprehensive income	9,119	—	—		9,119
Retained earnings	73,990	—	—		73,990
Member's equity	—	151,573	(151,573)	(m)	—
Total shareholders' equity	269,887	151,573	(151,573)		269,887
Non-controlling interest	120	—	—		120
Total equity	270,007	151,573	(151,573)		270,007
Total liabilities, redeemable preferred stock and equity	$3,089,265	$245,302	$(66,578)		$3,267,989

ARKO Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

Nine Months Ended September 30, 2022

(in thousands, except per share data)

	ARKO Corp. Historical	Pride Historical	Pro Forma Adjustments		ARKO Corp. Pro Forma Combined
Revenues:
Fuel revenue	$5,648,954	$245,494	$—		$5,894,448
Merchandise revenue	1,244,558	43,913	—		1,288,471
Other revenues, net	69,209	4,636	—		73,845
Total revenues	6,962,721	294,043	—		7,256,764
Operating expenses:
Fuel costs	5,250,105	214,413	—		5,464,518
Merchandise costs	866,110	31,574	—		897,684
Store operating expenses	534,197	25,008	8,384	(h)	567,589
General and administrative expenses	100,695	6,402	—		107,097
Depreciation and amortization	75,050	1,923	426	(f)
			199	(g)	77,598
Interest expense	—	2,659	(2,659)	(c)	—
Goodwill impairment charge	—	10,500	(10,500)	(l)	—
Total operating expenses	6,826,157	292,479	(4,150)		7,114,486
Other expenses (income), net	3,269	(116)	—		3,153
Operating income	133,295	1,680	4,150		139,125
Interest and other financial income	2,509	—	—		2,509
Interest and other financial expenses	(45,619)	—	(576)	(c)
			(2,021)	(h)
			(40)	(i)	(48,256)
Income before income taxes	90,185	1,680	1,513		93,378
Income tax expense	(31,060)	—	(798)	(j)	(31,858)
Loss from equity investment	(7)	—	—		(7)
Net income	$59,118	$1,680	$715		$61,513
Less: Net income attributable to non-controlling interests	182	—	—		182
Net income attributable to ARKO Corp.	$58,936	$1,680	$715		$61,331
Series A redeemable preferred stock dividends	(4,301)	—	—		(4,301)
Net income attributable to common shareholders	$54,635	$1,680	$715		$57,030
Net income per share attributable to common shareholders - basic	$0.45				$0.47
Net income per share attributable to common shareholders - diluted	$0.43				$0.46
Weighted average shares outstanding:
Basic	121,950				121,950
Diluted	123,527				123,527

ARKO Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2021

(in thousands, except per share data)

	ARKO Corp. Historical	Pride Historical	Pro Forma Adjustments		ARKO Corp. Pro Forma Combined
Revenues:
Fuel revenue	$5,714,333	$222,913	$—		$5,937,246
Merchandise revenue	1,616,404	53,224	—		1,669,628
Other revenues, net	86,661	5,159	(765)	(k)	91,055
Total revenues	7,417,398	281,296	(765)		7,697,929
Operating expenses:
Fuel costs	5,275,907	193,708	—		5,469,615
Merchandise costs	1,143,494	35,247	—		1,178,741
Store operating expenses	630,518	32,259	10,500	(h)
			(4,297)	(k)	668,980
General and administrative expenses	124,667	11,627	(1,525)	(e)
			(400)	(k)	134,369
Depreciation and amortization	97,194	2,625	508	(f)
			265	(g)	100,592
Interest expense	—	2,150	(2,150)	(c)	—
Total operating expenses	7,271,780	277,616	2,901		7,552,297
Other expenses (income), net	3,536	(5,633)	2,228	(d)
			5,633	(k)	5,764
Operating income	142,082	9,313	(11,527)		139,868
Interest and other financial income	3,005	—	—		3,005
Interest and other financial expenses	(74,212)	—	(665)	(c)
			(2,747)	(h)
			(47)	(i)	(77,671)
Income before income taxes	70,875	9,313	(14,986)		65,202
Income tax expense	(11,634)	(622)	2,041	(j)	(10,215)
Income from equity investment	186	—	—		186
Net income	$59,427	$8,691	$(12,945)		$55,173
Less: Net income attributable to non-controlling interests	229	1,128	(1,128)	(k)	229
Net income attributable to ARKO Corp.	$59,198	$7,563	$(11,817)		$54,944
Series A redeemable preferred stock dividends	(5,735)	—	—		(5,735)
Net income attributable to common shareholders	$53,463	$7,563	$(11,817)		$49,209
Net income per share attributable to common shareholders - basic	$0.43				$0.40
Net income per share attributable to common shareholders - diluted	$0.42				$0.39
Weighted average shares outstanding:
Basic	124,412				124,412
Diluted	125,437				125,437

ARKO Corp.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

The pro forma financial statements have been prepared to reflect the effects of the Pride Acquisition on the financial statements of the Company. The pro forma balance sheet is presented as if the Pride Acquisition had occurred on September 30, 2022. The pro forma statements of operations for the year ended December 31, 2021, and the nine months ended September 30, 2022, are presented as if the Pride Acquisition had occurred on January 1, 2021. The historical consolidated financial statements have been adjusted to reflect factually supportable items that are directly attributable to the Pride Acquisition and, with respect to the statements of operations only, that are expected to have a continuing impact on the combined results.

The pro forma financial statements have been prepared using the acquisition method of accounting in ASC 805, Business Combinations, with the Company treated as the acquirer. The acquisition method of accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for definitive measures. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing pro forma financial statements in accordance with the requirements of the Securities and Exchange Commission, and are subject to revision based on a final determination of fair value as of the date of acquisition. Differences between these preliminary estimates and the final acquisition accounting may be material; therefore, the pro forma financial statements presented below are not necessarily indicative of what the combined company’s financial condition or results of operations would have been had the Pride Acquisition been completed on the applicable dates of this pro forma financial statements. In addition, the pro forma financial statements do not purport to project the future financial condition and results of operations of the combined company.

2. Estimated Consideration and Preliminary Purchase Price Allocation

The total purchase price for the Pride Acquisition was approximately $230.0 million plus the value of inventory at closing and subject to certain other closing adjustments. The Company financed approximately $30.0 million of the cash consideration plus the value of inventory and other closing adjustments with cash on hand and borrowings under GPM Petroleum LP’s revolving credit facility with a syndicate of banks led by Capital One, National Association (the “GPMP Capital One Line of Credit”). Oak Street Real Estate Capital Net Property Fund, LP (“Oak Street”), under the Company’s standby real estate purchase, designation and lease program agreement with Oak Street, dated as of May 3, 2021 (as amended, the “Program Agreement”), paid the remaining consideration to acquire the entity holding certain real estate assets immediately prior to the closing of the Pride Acquisition. At the closing, pursuant to the Program Agreement, the Company entered into a master lease with Oak Street for the sites Oak Street acquired in the transaction under customary lease terms.

The Company has performed a preliminary valuation of the fair value of the assets acquired and liabilities assumed. The following table summarizes the preliminary allocation of the purchase price of the Pride Acquisition:

Amount
(in thousands)
Fair value of consideration transferred:
Cash	$10,669
GPMP Capital One Line of Credit	20,000
Payable to Pride Parent, LLC	3,055
Consideration provided by Oak Street	201,654
Total consideration	$235,378
Assets acquired and liabilities:
Cash and cash equivalents	$3,591
Trade receivables	6,228
Inventory	5,126
Other assets	951
Property and equipment	204,581
Right-of-use assets under operating leases	2,245
Intangible assets	1,824
Environmental receivables	42
Deferred tax asset	6,527
Total assets	231,115
Accounts payable	(11,073)
Other liabilities	(1,259)
Environmental liabilities	(70)
Asset retirement obligations	(675)
Operating leases	(2,245)
Total liabilities	(15,322)
Total identifiable net assets	215,793
Goodwill	$19,585

The initial accounting treatment of the Pride Acquisition reflected in these pro forma financial statements is provisional as the Company has not yet finalized the initial accounting treatment of the business combination, and in this regard, has not finalized the valuation of some of the assets and liabilities acquired and the goodwill resulting from the Pride Acquisition, mainly due to the limited period of time between the Closing Date and the date of these pro forma financial statements. Therefore, some of the financial information presented with respect to the Pride Acquisition in these pro forma financial statements remains subject to change.

3. Pro Forma Adjustments and Assumptions

The pro forma adjustments are based on currently available information and certain assumptions that the Company believes are reasonable. The actual effects of the Pride Acquisition may differ materially from the pro forma adjustments included herein. However, management believes that the assumptions used to prepare the pro forma adjustments provide a reasonable basis for presenting the significant effects of the Pride Acquisition and that the pro forma adjustments are factually supportable, give appropriate effect to the expected impact of events that are directly attributable to the Pride Acquisition, and reflect those items expected to have a continuing impact on the Company. The pro forma financial statements may not be indicative of the results that actually would have occurred if the Company had completed the Pride Acquisition on the dates indicated or that could be achieved in the future.

The following pro forma adjustments, as applicable, are included in the pro forma financial statements:

(a)
Reflects the adjustment of the historical carrying amount of Pride’s assets acquired and liabilities assumed as of September 30, 2022 to the preliminary estimated fair value of the assets acquired and liabilities assumed as of the Closing Date.
(b)
Reflects the recognition of the preliminary purchase price, including cash consideration paid of $232.3 million, net of $201.7 million proceeds from Oak Street treated as a sale-leaseback for accounting purposes.
(c)
Certain adjustments that are directly related to the Pride Acquisition were made to debt and debt related accounts. The adjustments were as follows:
1.
A $20.0 million increase to long-term debt which reflects the draw from the GPMP Capital One Line of Credit.
2.
The elimination of Pride’s indebtedness of $81.8 million, which was not assumed by the Company.
3.
Elimination of historical interest expense and recording of the interest expense associated with the new debt as discussed in Note 2 to these pro forma financial statements. The following table summarizes the change in estimated interest expense:

	Nine Months Ended September 30, 2022	Year Ended December 31, 2021
	(in thousands)
Estimated interest expense	$576	$665
Less historical interest expense	(2,659)	(2,150)
Total	$(2,083)	$(1,485)
(d)
Reflects incremental amount of estimated transaction costs incurred or to be incurred related to the Pride Acquisition that are not already reflected in the historical financial statements. The transaction costs have been recorded in the pro forma statement of operations for the year ended December 31, 2021 as the costs would have been incurred shortly after the transaction and are one-time in nature.
(e)
Reflects the reduction of compensation expense for former management personnel of Pride who were not retained by the Company at the Closing Date.
(f)
The following table summarizes the change in estimated depreciation expense:

	Nine Months Ended September 30, 2022	Year Ended December 31, 2021
	(in thousands)
Estimated depreciation expense	$2,349	$3,133
Less historical depreciation expense	(1,923)	(2,625)
Total	$426	$508
(g)
On the Closing Date, the useful life of the tradename acquired was five years. The following table summarizes the change in estimated amortization expense:

	Nine Months Ended September 30, 2022	Year Ended December 31, 2021
	(in thousands)
Estimated amortization expense	$199	$265
Less historical amortization expense	—	—
Total	$199	$265

(h)
For accounting purposes, the transaction with Oak Street was treated as a sale-leaseback. Because the sale-leaseback was off-market, a financial liability of $34.8 million was recorded, resulting in interest expense recognized over the lease term. Additionally, the right-of-use assets and operating lease liabilities of approximately $105.5 million were recorded in connection with the operating lease, after reducing for accounting purposes from the contractual lease payments the amount attributable to the repayment of the additional financing. In addition, reflects the establishment of $2.2 million of right-of-use assets and operating lease liabilities for assumed existing leases with certain other third-parties. The following table summarizes the change in the estimated lease expense:

	Nine Months Ended September 30, 2022	Year Ended December 31, 2021
	(in thousands)
Estimated lease expense	$8,585	$11,447
Less historical lease expense	(201)	(947)
Total	$8,384	$10,500
(i)
Reflects the increase in interest expense associated with the asset retirement obligation.
(j)
The pro forma income tax adjustments included in the pro forma statement of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021 reflect the income tax effects of the Pride historical income before taxes and the pro forma adjustments presented. The tax rate applied was 25%.
(k)
Reflects adjustments for related results of operations and properties and vehicles not acquired by Pride from Pride Stores, LLC as of December 31, 2021 under the APA, such as income and expenses associated with such properties and vehicles owned by Pride Stores, LLC, as well as transaction costs incurred related to the APA.
(l)
Reflects adjustment for $10.5 million goodwill impairment charge recorded for the nine months ended September 30, 2022.
(m)
Reflects the elimination of the historical equity balance of Pride.